                                                                    Exhibit 23.2
Form 10-K


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-02736 and 333-40293) of Southern Peru Copper Corporation of our report dated March 10, 2000 relating to the consolidated financial statements as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Denver, Colorado
March 23, 2001
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                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment to the Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    SOUTHERN PERU COPPER CORPORATION
                                    (Registrant)


                                    By:/s/ Oscar Gonzalez Rocha
                                       ------------------------
                                    Oscar Gonzalez Rocha
                                    President and Director

Date: April 30, 2001